Exhibit 5.1

November 5, 2019

Equitrans Midstream Corporation

2200 Energy Drive

Canonsburg, Pennsylvania 15317

Equitrans Midstream Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Equitrans Midstream Corporation, a Pennsylvania corporation (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company on the date of this opinion letter with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) the Company’s commons stock, no par value (the “Common Stock”), the Company’s preferred stock, no par value ( the “Preferred Stock”), and the Company’s debt securities (the “Debt Securities”) (the Common Stock, the Preferred Stock, and the Debt Securities, collectively, the “Securities”) to be offered and sold by the Company, and (ii) the registration of 50,599,503 shares of Common Stock to be offered and sold by certain shareholders of the Company (the “Selling Shareholder Shares”).  This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.  Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement or the Indenture (as defined below).

We understand that the Debt Securities will be issued pursuant to an indenture proposed to be entered into among the Company and a financial institution to be named therein, as trustee, the form of which is filed as an exhibit to the Registration Statement (the “Base Indenture”), and which may be supplemented from time to time by supplemental indentures (the “Supplemental Indentures”), to be entered into among the Company and such trustee (the Base Indenture, as supplemented by the applicable Supplemental Indenture, the “Indenture.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)                                 the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the SEC; and

(b)                                 the prospectus contained in the Registration Statement (the “Prospectus”).

In addition we have examined and relied upon the following:

(i)                                     a certificate from the Corporate Secretary of the Company certifying as to (A) true and correct copies of the Articles of Incorporation and Bylaws of the Company

(the “Organizational Documents”), (B) the resolutions of the Board of Directors of the Company authorizing (1) the filing of the Registration Statement by the Company, and (2) the issuance of the Securities by the Company, subject to (x) in the case of each issuance of Securities by the Company, a specific further authorization for the issuance, execution, delivery and performance by proper action of the Company’s Board of Directors (the “Authorizing Resolutions”) with respect to such Securities and (y) the other qualifications set forth therein, and (C) such other matters as we deemed necessary for the purposes of this opinion letter;

(ii)                                  a certificate dated November 4, 2019 issued by the Secretary of the Commonwealth of the Commonwealth of Pennsylvania, attesting to the corporate status of the Company in the Commonwealth of Pennsylvania (the “Corporate Status Certificate”); and

(iii)                               originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the federal law of the United States and the internal laws of the Commonwealth of Pennsylvania.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)                                 Factual Matters.  To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company set forth in the Indenture (if any) and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b)                                 Signatures.  The signatures of individuals who have signed or will sign the Indenture are genuine and (other than those of individuals signing on behalf of the Company at or before the date hereof) authorized.

(c)                                  Authentic and Conforming Documents.  All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d)                                 Legal Capacity of Certain Parties.  All individuals who will sign each Indenture will have, as of the date the Indenture are executed and delivered, the legal capacity to execute such Indenture.

(e)                                  Registration.  The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1.                                      Organizational Status.  The Company is a validly existing corporation under the laws of the Commonwealth of Pennsylvania and is subsisting under such laws.

2.                                      Power and Authority.  The Company has the corporate power and authority to issue the Securities.

3.                                      Debt Securities.  With respect to any Debt Securities, when (a) Authorizing Resolutions with respect to such Debt Securities have been adopted, (c) the terms of such Debt Securities and for their issuance and sale have been established in conformity with such Authorizing Resolutions and the Indenture, (d) such Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (e) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (f) such Debt Securities have been authenticated in accordance with the provisions of the Indenture, all necessary corporate action on the part of the Company will have been taken to authorize the Debt Securities.

4.                                      Common Stock.  With respect to any Common Stock to be issued by the Company, when (a) Authorizing Resolutions with respect to such Common Stock have been adopted, (b) the terms for the issuance and sale of the Common Stock have been established in conformity with such Authorizing Resolutions, (c) such Common Stock has been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (e) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions and (f) certificates in the form required under the laws of the Commonwealth of Pennsylvania representing the shares of such Common Stock are duly executed, countersigned, registered and delivered, if such Common Stock is certificated, or book-entry notations in the form required under the laws of the Commonwealth of Pennsylvania have been made in the share register of the Company, if such Common Stock is not represented by certificates, such Common Stock (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock registered on the Registration Statement) will be validly issued, fully paid and non-assessable.

5.                                      Preferred Stock.  With respect to any Preferred Stock of any series, when (a) Authorizing Resolutions with respect to such Preferred Stock have been adopted, (b) the terms of such series of Preferred Stock and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (c) such Preferred Stock has been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (e) such consideration per share is not less than the amount specified in the applicable

Authorizing Resolutions, (f) a statement with respect to shares with respect to such series of Preferred Stock has been duly filed with the Pennsylvania Department of State, Bureau of Corporations and Charitable Organizations of the Commonwealth of Pennsylvania and (g) certificates in the form required under the laws of the Commonwealth of Pennsylvania representing the shares of such Preferred Stock are duly executed, countersigned, registered and delivered, if such Preferred Stock is certificated, or book-entry notations in the form required under the laws of the Commonwealth of Pennsylvania have been made in the share register of the Company, if such Preferred Stock is not represented by certificates, such Preferred Stock (including any shares of Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock registered on the Registration Statement) of such series will be validly issued, fully paid and non-assessable.

6.                                      The Selling Shareholder Shares have been duly authorized and validly issued and are fully paid and non-assessable.

Matters Excluded from Our Opinions

We express no opinion with respect to the following matters:

(a)                                 Indemnification and Change of Control.  The enforceability of any agreement of the Company as may be included in the terms of the Preferred Stock relating to (i) indemnification, contribution or exculpation from costs, expenses or other liabilities or (ii) changes in the organizational control or ownership of the Company, which agreement (in the case of clause (i) or clause (ii)) is contrary to public policy or applicable law.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a)                                 Applicable Law.  Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b)                                 Bankruptcy.  Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c)                                  Unenforceability of Certain Provisions.  Provisions contained in the Preferred Stock which require waivers or amendments to be made only in writing may be unenforceable or ineffective, in whole or in part.  The inclusion of such provisions, however, does not render any of the Preferred Stock invalid as a whole.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter.  Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change.  We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement.

Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation.  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP